EXHIBIT 10.2


                               CONSULTING CONTRACT

      THIS CONTRACT made as of the __ day of March 2004 by and between Zone4Play, Inc. ("Zone4Play"), a Nevada Corporation, having offices at 3B Hashlosha Street, Tel Aviv, Israel and The Equity Group Inc. ("Equity"), a New York Corporation, having offices at 800 Third Avenue, New York, New York.

      WHEREAS, Zone4Play desires to secure the services of Equity as a consultant and Equity desires to provide such services to Zone4Play;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

      1. Equity hereby agrees that it will render financial public relations/investor relations services to Zone4Play. These services were fully outlined in a Proposal to Zone4Play dated March 4, 2004, which is attached hereto and incorporated herein.

      2. The Term of this Contract shall commence on April 1, 2004 and shall continue indefinitely, unless terminated by Zone4Play or Equity in accordance with Paragraph 9 hereof.

      3. (a) In consideration of the services to be rendered and performed by Equity during the term of this Contract, Zone4Play will pay Equity three thousand dollars ($3,000) upon the signing of the Contract for the first month of services and three thousand dollars ($3,000) per month at the beginning of each subsequent month of the consulting period.

            (b) In addition, as an inducement for Equity entering into this Contract, Zone4Play will issue to Equity forty-four thousand three hundred forty-eight (44,348) shares of common stock. These shares, which will be unregistered, will be fully vested and not forfeitable upon the signing of the Contract. On each six-month anniversary date of this Contract, Zone4Play will issue to Equity a number of shares of common stock valued at thirty thousand six hundred dollars ($30,600), based on valuing the shares at eighty percent (80%) of the market price on the respective anniversary date. These shares, which will be unregistered, will be fully vested and not forfeitable upon issuance. The certificates representing the shares to be transferred hereunder shall bear a legend to the effect that the shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed unless in the opinion of counsel satisfactory to the issuer the transfer qualifies for an exemption from or exemption to the registration provisions thereof.

            (c) This arrangement will periodically be reviewed by Equity and Zone4Play.

            (d) Equity shall also be reimbursed for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties, upon presentation of monthly statements, provided however, that any individual expense in excess of $500 shall be reimbursed only if Zone4Play provides Equity written consent prior to the incurring of such expense. An email will serve as sufficient written consent.

ZONE4PLAY, INC.                                                           PAGE 2
CONSULTING CONTRACT

            (e) In the event Equity arranges for a financing, acquisition, merger, corporate sale, business combination or similar such transaction for Zone4Play or in the event Equity introduces Zone4Play to any of the above transactions through an intermediary, including but not limited to investment banking firms, brokers, etc., (with such arrangements and introductions possibly occurring in the course of Equity's financial public relations activities), Zone4Play shall pay a separate and additional fee to Equity at the time of closing of such transaction(s), in accordance with applicable industry standards and mutually agreed upon by Equity and Zone4Play prior to such closing(s).

      4. Equity will use its best efforts to perform these services for Zone4Play consistent with and specifically recognizing Equity's commitments and obligations to other businesses for which it performs services.

      5. Equity agrees that neither it nor its employees or agents will during the term of this Contract, or at any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit, any confidential information, data, trade secrets, etc. relating to the business of Zone4Play learned in connection with its work for Zone4Play. The provisions of this paragraph shall survive the termination of this Contract, and shall continue until such information, data, trade secrets, etc., becomes public knowledge through no fault of Equity or any of its employees or agents.

      6. As a consultant for Zone4Play, Equity must at all times rely upon the accuracy and completeness of the information supplied to Equity by officers, directors, agents and employees of Zone4Play. Zone4Play hereby agrees that in the event that Equity or any of its officers, directors, agents or employees is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), or to the extent that Equity or any such indemnified person is a witness in any proceeding, by reason of the fact that Equity is or was serving as a consultant to Zone4Play, whether the basis of such proceeding is alleged action or inaction in such capacity as a consultant or in any other capacity while serving as a consultant, Equity or any such person shall be indemnified and held harmless by Zone4Play, to the fullest extent permitted by applicable law, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Equity or any such person in connection therewith, and such indemnification shall continue as to Equity or any such person after Equity has ceased to be a consultant to Zone4Play and shall inure to the benefit of the successors, heirs, executors and administrators or such persons; provided, however, that Zone4Play shall not be required to indemnify Equity or any such person if Equity or any such person, as the case may be, was guilty of negligence or misconduct. Equity or any such indemnified party shall have the right to be paid by Zone4Play the expenses incurred in defending any such proceeding in advance of its final disposition. This right to indemnification and the right to payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which Equity may have.

      7. Equity agrees to indemnify, hold harmless and defend Zone4Play, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by any of them in connection with or as the result of any negligence or misconduct by Equity or any of its directors, officers, employees or agents, in connection with the performance of Equity's services pursuant to this Contract.

ZONE4PLAY, INC.                                                           PAGE 3
CONSULTING CONTRACT

      8. In the event an action or proceeding is commenced with respect to this Contract, the prevailing party shall be entitled to receive payment from the other party of its reasonable legal fees and expenses.

      9. This Contract shall continue to be in effect for successive one-year periods, except that it may be terminated by Zone4Play or Equity on the first six-month anniversary date or any yearly anniversary date of the commencement of services, upon 30 days prior written notice to such effect. Assuming the Contract is continued, the monthly fee described in Paragraph 3(a) will increase by an amount to be mutually agreed upon between the parties, but in no event more than five percent (5%) upon each one-year anniversary date of the commencement of services. Either Zone4Play or Equity may terminate this Contract at any time upon written notice to the other party solely in the event that the other party: (i) is adjudicated to have engaged in fraudulent, criminal or grossly negligent conduct or violates any regulation in connection with the business relationship of the parties or the performance of its respective obligations hereunder; (ii) breaches any material term or provision and fails to cure such breach within thirty (30) days of the date of the receipt written notice of such breach from the non-breaching party; (iii) ceases to do business, or otherwise terminates its business operations; or (iv) becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party and such proceeding is not dismissed within 90 days. In the event Zone4Play or Equity elects to terminate this Contract: (a) Zone4Play shall be obligated to pay to Equity fees and expense reimbursements with respect to the period through the date of such termination and (b) the provisions of Paragraphs 5, 6, 7 and 8 shall survive such termination and continue in full force and effect.

      10. This Contract will not be assigned (including by operation of law) by either party hereto and shall be interpreted under the laws of the State of New York.

      11. The relationship of Equity and Zone4Play is that of an independent contractor and nothing in this Agreement should be construed as to create a partnership, joint venture, agency or employment relationship between the parties.


IN WITNESS WHEREOF, the parties hereto have executed this Contract on the date above written.

THE EQUITY GROUP, INC.                                        ZONE4PLAY, INC.
By:                                                           By:

-----------------------                                       -----------------